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                                                                     EXHIBIT 7.3


                            AGREEMENT OF JOINT FILING

         Crescent International Limited and DMI Trust agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 21, 1998



                                   CRESCENT INTERNATIONAL LIMITED



                                   By:  /s/ Omar Ali
                                        ----------------------------------------
                                        Omar Ali
                                        Director




                                   DMI TRUST



                                   By:  /s/ Mohamed Al-Faisal
                                        ----------------------------------------
                                        Mohamed Al-Faisal
                                        Director of Dar Al Mal Al Islami
                                        (DMI) SA




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